EXHIBIT 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Andrew Hidalgo, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of WPCS International Incorporated on Form 10-Q for the fiscal period ended October 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of WPCS International Incorporated.

	By:	/S/ ANDREW HIDALGO
Date: December 17, 2012	Name:	Andrew Hidalgo
	Title:	Chief Executive Officer

I, Joseph Heater, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of WPCS International Incorporated on Form 10-Q for the fiscal period ended October 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of WPCS International Incorporated.

	By:	/S/ JOSEPH HEATER
Date: December 17, 2012	Name:	Joseph Heater
	Title:	Chief Financial Officer